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                           [ERNST & YOUNG LETTERHEAD]

                            EXHIBIT 16.1 TO FORM 8-K

June 3, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read item 4 of Form 8-K dated June 3, 2002, of Schuff International, Inc. and are in agreement with the statements contained in paragraphs (i),
(ii), (iv) and (vi) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        /s/ Ernst & Young LLP





















       Ernst & Young LLP is a member of Ernst & Young International, Ltd.